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[LOGO KPMG OF PEAT MARWICK LLP]


One Mellon Bank Center      Telephone 412 391 9710         Telefax 412 391 8963
Pittsburgh, PA 15219        Telex 7106642199 PMM & CO PGH


                                                                   Exhibit 15.1



The Board of Directors
Mellon Bank Corporation:


We consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus regarding Mellon Bank Corporation's Stock Option Plan for the Mellon Financial Group - West Coast Board of Directors of our report dated January 15, 1998, relating to the consolidated balance sheets of Mellon Bank Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Mellon Bank Corporation.



KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
October 2, 1998





[LOGO] Member firm of KPMG International